                                    C2, INC.

                            EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth the Registrant's corporate subsidiary at December 31, 1998 and its state of incorporation. This subsidiary does business under its own corporate name and is included in the Consolidated Financial Statement. This subsidiary is two-thirds owned by Registrant.


                                                            JURISDICTION OF
               NAME                                         INCORPORATION


Total Logistic Control, LLC                                   Delaware








                                       38